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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K-A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2012

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FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	0-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

816 South Garden Street Columbia, Tennessee	38402-1148
(Address of principal executive offices)	(Zip Code)

(931) 388-3145

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01     Changes in Registrants’ Certifying Accountant

On December 20, 2011, First Farmers and Merchants Corporation (the "Registrant") formally notified KRAFT CPAs PLLC (“Kraft”) that Kraft would not be retained as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  However, Kraft was engaged to audit the Registrant’s consolidated financial statements for the fiscal year ended December 31, 2011, and, in fact, issued their audit opinion on the Registrant’s consolidated financial statements on March 5, 2012.

Kraft's reports on the Registrant's financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the Registrant's two most recent fiscal year ends (the fiscal years ended December 31, 2011 and 2010) and through March 5, 2012, there were no disagreements with Kraft on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kraft, would have caused Kraft to make reference to the subject matter of the disagreements in their reports on the financial statements for such years. Kraft has provided the Registrant with a copy of Kraft’s letter addressed to the Securities and Exchange Commission stating that Kraft agrees with the disclosures made by the Registrant in response to Item 304(a) of Regulation S-K.  A copy of Kraft's letter dated June 8, 2012 is filed as Exhibit 16.0 and incorporated in this Item 4.01 by reference.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

      (D) Exhibits

Exhibit 16 – Letter of KraftCPAs

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

Date: June 8, 2012	By: /s/Patricia P. Bearden
Patricia P. Bearden
Treasurer (principal financial officer)